EXHIBIT 16.1

May 11, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of Digital Video Systems, Inc.'s Form 8-K dated May 11, 2004, and agree with the statements concerning our Firm.

Very truly yours,

/S/ Burr, Pilger & Mayer LLP

Palo Alto, California